                           [On Blank Rome Letterhead]



                                 March 27, 1997


American Business Financial Services, Inc.
103 Springer Building
3411 Silverside Road
Wilmington, DE  19810

         Re:      American Business Financial Services, Inc.
                  Unsecured, Subordinated Investment Notes and Unsecured, Adjustable Rate, Subordinated Money Market Notes Registration Statement on Form SB-2
                  -------------------------------------------------------
Gentlemen:

         We have acted as counsel to American Business Financial Services, Inc. (the "Company") in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the Company of up to $125,000,000 in principal amount of unsecured, subordinated investment notes and unsecured, adjustable rate, subordinated money market notes (the "Subordinated Debentures"). The Subordinated Debentures will be issued pursuant to an indenture to be entered into between the Company and First Trust, National Association, a national banking association, as trustee (the "Indenture"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-B.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures. We have also assumed that the Indenture will be in the form filed as an exhibit to the Registration Statement and will have been duly executed and delivered by the Company and First Trust, National Association, a national banking association, as trustee.

         This opinion is limited to the laws of the State of Delaware and no opinion is expressed as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that the Subordinated Debentures that are being offered and sold by the Company pursuant to the Registration Statement, when issued by the

American Business Financial Services, Inc.
March 27, 1997
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Company as contemplated by the Registration Statement and in accordance with the Indentures, will be binding obligations of the Company.

         The opinions expressed herein are qualified in all respects by the following: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; and (c) the effect of applicable law and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.

                                             Sincerely,

                                             /s/ Blank Rome Comisky & McCauley

                                             BLANK ROME COMISKY & McCAULEY

                                   EXHIBIT "A"



1.       The Company's Amended and Restated Certificate of Incorporation.

2.       The Company's Amended and Restated Bylaws.

3.       The Company's Minute Books from June 1995 through the date hereof.

4.       Form of Indenture filed as an exhibit to the Registration Statement.

5.       The Registration Statement.

6. Good Standing Certificate from the Secretary of State of the State of Delaware dated March 26, 1997.